EXHIBIT 11.1


                           CALCULATION OF PRIMARY AND FULLY
                              DILUTED EARNINGS PER SHARE

                              PRIMARY EARNINGS PER SHARE


Computation for Statement of Operations            Three Months               Six Months
---------------------------------------           Ended March 31,            Ended March 31,
                                                  ---------------            ---------------
Reconciliation of net income per statement
 of operations to amount used in primary
 earnings per share computation:                   1997           1996       1997          1996
                                                   ----           ----       ----          ----

  Net income                                  $ 2,534,478   $ 1,555,105   $ 4,819,662   $ 3,153,167
  Add-Interest on short-term debt, net of
    tax effect, on application of assumed
    proceeds from exercise of options and
    warrants in excess of 20% limitation              -          27,641           -          35,476
                                              -----------   -----------   -----------   -----------
  Net income, as adjusted                     $ 2,543,478   $ 1,582,746     4,819,662     3,188,643

Additional Primary Computation
------------------------------

  Net income, as adjusted per primary
    computation above                         $ 2,534,478   $ 1,582,746   $ 4,819,662   $ 3,188,643
  Additional adjustment to weighted average
    number of shares outstanding:
     Weighted average number of shares
       outstanding                              3,551,900     1,895,500     3,032,700     1,889,400
     Add-Dilutive effect of outstanding
       options and warrants (as determined
       by the application of the treasury
       stock method)                            1,073,300       952,300     1,012,700       780,200
                                              ===========   ===========   ===========   ===========
     Weighted average number of shares
       outstanding                              4,625,200     2,847,800     4,045,400     2,669,600
                                              ===========   ===========   ===========   ===========

  Primary earnings per share, as adjusted        $.55           $.56       $1.19          $1.19
                                              ===========   ===========   ===========   ===========

                           FULLY DILUTED EARNINGS PER SHARE

Computation for Statement of Operations
---------------------------------------

Reconciliation of net income per statement of operations to amount used in fully diluted earnings per share computation:


  Income before extraordinary items           $ 2,534,478   $ 1,555,105   $ 4,819,662   $ 3,153,167
  Add-Interest on short-term debt, net of
    tax effect, on application of assumed
    proceeds from exercise of options and
    warrants in excess of 20% limitation              -          10,198           -          11,303
                                              -----------   -----------   -----------   -----------
  Net income, as adjusted                     $ 2,534,478   $ 1,565,303   $ 4,819,662   $ 3,164,470

Additional Primary Computation
------------------------------

  Net income, as adjusted per primary
    computation above                         $ 2,534,478   $ 1,565,303   $ 4,819,662   $ 3,164,470
  Additional adjustment to weighted average
    number of shares outstanding:
     Weighted average number of shares
       outstanding                              3,551,900     1,895,500     3,032,700     1,889,400
     Add-Dilutive effect of outstanding
     options and Warrants (as determined
     the application of the treasury stock
     method)                                    1,090,100       976,700     1,053,300       780,200
                                              -----------   -----------   -----------   -----------
  Weighted average number of shares
    outstanding                                 4,642,000     2,872,200     4,086,000     2,669,600
                                              ===========   ===========   ===========   ===========

  Fully diluted earnings per share,
   as adjusted                                    $.55           $.54       $1.18         $1.18
                                              ===========   ===========   ===========   ===========